Exhibit 99.1

ZAIS Financial Corp. Reports Second Quarter 2015 Results

RED BANK, N.J., Aug. 5, 2015 /PRNewswire/ -- ZAIS Financial Corp. (NYSE: ZFC) ("ZAIS Financial" or the "Company") today reported financial results for the three months ended June 30, 2015.

SECOND QUARTER 2015 HIGHLIGHTS

  GAAP net income of $6.7 million, or $0.65 per diluted weighted average share outstanding (including operating results for GMFS, the Company's origination platform), compared with $25.9 million or $2.47 per diluted weighted average share outstanding for the same period in 2014
  Core Earnings (a non-GAAP financial measure as defined below) of $3.4 million, or $0.38 per diluted weighted average share outstanding, compared with $3.2 million or $0.36 per diluted weighted average for the same period in 2014
  Second quarter cash dividend of $0.40 per share of the Company's common stock and operating partnership unit ("OP unit") declared on June 18, 2015 and paid on July 15, 2015
  Book value per share of common stock and OP unit of $21.74 as of June 30, 2015, compared with $21.38 as of March 31, 2015
  GMFS operating results for the three months ending June 30, 2015
    Income before income taxes of $7.9 million which includes a $4.4 million increase in the fair value of the mortgage servicing rights ("MSR") portfolio
    $502.4 million of loans originated during the second quarter
    MSR portfolio with an unpaid principal balance of approximately $3.6 billion and a fair value of $42.7 million as of June 30, 2015
  2.76x leverage ratio as of June 30, 2015, compared with 3.02x leverage ratio as of March 31, 2015

"We are pleased to report solid second quarter financial results, underscored by core earnings generation of $0.38 per diluted share as well as a 1.7 percent increase in book value," commented Michael F. Szymanski, Chief Executive Officer. "Our second quarter results were driven by a strong operating performance in our mortgage banking segment and market value gains in our MSR portfolio, demonstrating the revenue diversity of our mortgage operating company model."

SECOND QUARTER 2015 RESULTS

ZAIS Financial reported GAAP net income for the three months ended June 30, 2015 of $6.7 million or $0.65 per diluted weighted average share outstanding, compared with $25.9 million or $2.47 per diluted weighted average share outstanding for the same period in 2014. These results include GMFS operations which contributed $7.9 million of income before income taxes and partially offset the quarter over quarter decline due to a decrease in unrealized gains from mortgages held for investment. For the three months ended June 30, 2015, the Company reported Core Earnings of $3.4 million, or $0.38 per diluted weighted average share outstanding, compared with $3.2 million or $0.36 per diluted weighted average share outstanding during the same period in 2014. The increase in Core Earnings was primarily due to the addition of net income from GMFS operations, partially offset by a decline in net interest income due to the sale of assets to fund the GMFS purchase, and a decrease in the net interest spread. Core Earnings is a non-GAAP financial measure that the Company defines as net interest income, plus non-interest income from its mortgage banking platform (excluding the change in fair value of MSRs resulting from changes in valuation inputs or assumptions used in the valuation model) less total operating expenses (excluding depreciation and amortization, changes in contingent consideration, amortization of deferred premiums, production and profitability earn-outs and certain non-recurring adjustments) plus/(less) the income tax benefit/(expense) related to the Company's taxable REIT subsidiaries (the "TRS entities"). The Company's mortgage banking platform is primarily comprised of income related to originating, selling, and servicing mortgage loans.

The Company had 7,970,886 shares of common stock outstanding as of June 30, 2015 and June 30, 2014, respectively.

At June 30, 2015, the Company's book value was $21.74 per share of common stock and OP unit, compared with $21.38 as of March 31, 2015. The June 30, 2015 and March 31, 2015 book values include $3.6 million, or $0.40 per share of common stock and OP unit, in dividends and distributions payable related to the second quarter 2015 and the first quarter 2015, respectively.

The Company earned interest income of $9.6 million for the three months ended June 30, 2015, compared with $10.8 million for the three months ended June 30, 2014. The decrease was primarily due to (i) a decrease in interest income from the residential mortgage-backed securities ("RMBS") portfolio of $1.6 million primarily due to the reallocation of capital to whole loans and the sales of RMBS in the fourth quarter of 2014 to fund the acquisition of GMFS and (ii) a decrease in interest income from mortgage loans held for investment of $0.4 million due to scheduled principal paydowns, offset by an increase in interest income from mortgage loans held for sale of $0.8 million due to the acquisition of GMFS on October 31, 2014.

The Company incurred interest expense of $4.7 million for the three months ended June 30, 2015, compared with $4.4 million for the three months ended June 30, 2014. The increase in interest expense was primarily due to an increase of borrowings on the warehouse lines of credit and repurchase facilities used to finance the Company's mortgage loans held for sale and investment, respectively, partially offset by a decrease in interest expense for borrowings on RMBS primarily due to the sale of RMBS in the fourth quarter of 2014 to fund the acquisition of GMFS.

At June 30, 2015, the weighted average net interest spread between the yield on the Company's assets and the cost of funds, including the impact of interest rate hedging, was 4.05% for mortgage loans held for investment and 4.81% for non-Agency RMBS and other investment securities, compared with 4.06% and 5.11%, respectively, at June 30, 2014.

The Company earned $17.4 million of non-interest income for the three months ended June 30, 2015, due to the inclusion of GMFS operating activities. Non-interest income primarily consisted of $12.1 million of income from mortgage banking activities, net; $1.7 million of loan servicing fee income, net of direct costs; and a $3.6 million increase in fair value of MSRs. The $12.1 million of income from mortgage banking activities, net was primarily comprised of $11.8 million of gain on sale of mortgage loans held for sale, net of direct costs.

The Company incurred expenses of $13.7 million for the three months ended June 30, 2015, compared with $3.2 million for the three months ended June 30, 2014. The increase was mainly due to the addition of $8.1 million of salaries, commissions and benefits, $1.8 million primarily relating to rent expense and marketing and advertising, and $0.3 million related to the increase in contingent consideration, each relating to GMFS.

INVESTMENT PORTFOLIO SUMMARY

As of June 30, 2015, ZAIS Financial held residential mortgage loans for investment with an aggregate unpaid principal balance of $449.4 million and a fair value of $406.1 million, a diversified portfolio of non-Agency RMBS with a fair value of $131.4 million consisting primarily of senior tranches that were originally highly rated but subsequently downgraded and other investment securities with a fair value of $12.4 million.

During the three months ended June 30, 2015, the Company purchased/originated residential mortgage loans with an unpaid principal balance of $1.4 million which are held for investment at fair value. During the same three month period, the Company purchased and sold non-Agency RMBS with an unpaid principal balance of $2.1 million and $11.6 million, respectively, and other investment securities with an unpaid principal balance of $12.7 million and $2.3 million, respectively.

LEVERAGE, DEBT AND HEDGING ACTIVITIES

As of June 30, 2015, ZAIS Financial had a leverage ratio of 2.76x. The aggregate borrowings outstanding as of June 30, 2015 were $534.8 million under the loan repurchase facilities with Citibank, N.A. and Credit Suisse First Boston Mortgage Capital LLC, four master securities repurchase agreements, warehouse lines of credit and the unsecured Exchangeable Senior Notes due 2016 (the "Notes") issued by the Company's operating partnership subsidiary. The loan repurchase facilities which are secured by portions of the Company's distressed, re-performing and newly originated mortgage loans, the warehouse lines of credit which are secured by portions of the Company's mortgage loans held for sale and the master securities repurchase agreements which are secured by non-Agency RMBS and other investment securities, bear interest at rates that have historically moved in close relationship to LIBOR. The Notes, which mature on November 15, 2016, are the Company's senior unsecured obligations and bear interest at a rate of 8% per year, payable semiannually in arrears on May 15th and November 15th of each year.

As of June 30, 2015, the Company had outstanding interest rate swap agreements designed to mitigate the effects of increases in interest rates on a portion of its repurchase agreements. These interest rate swap agreements provide for the Company to pay fixed interest rates and receive floating interest rates indexed to LIBOR, effectively fixing the floating interest rates on $17.2 million of borrowings under its repurchase agreements as of June 30, 2015. The Company had outstanding MBS forward sales contracts used to mitigate the interest rate price risk associated with its outstanding interest rate lock commitments ("IRLC") and mortgage loans held for sale. The Company expects these derivatives will experience changes in fair value opposite to changes in fair value of the IRLCs and mortgage loans held for sale, thereby reducing earnings volatility. The notional amount of the Company's MBS forward sales contracts as of June 30, 2015 was $191.0 million.

COMMON STOCK DIVIDEND

On June 19, 2015, ZAIS Financial announced that its Board of Directors declared a cash dividend of $0.40 per share of the Company's common stock and OP unit for the three months ended June 30, 2015. The dividend was paid on July 15, 2015 to stockholders and OP unit holders of record as of the close of business on June 30, 2015.

The Company's current policy is to pay quarterly distributions which will allow it to continue to qualify as a REIT. Taxable and GAAP earnings will typically differ due to differences in premium amortization and discount accretion, certain non-taxable unrealized and realized gains and losses, and non-deductible general and administrative expenses.

INVESTOR CONFERENCE CALL

Management will host a conference call today, August 5, 2015, at 10:00 a.m. Eastern time to review the Company's financial results. The number to call for this interactive teleconference is (719) 457-2689.

A replay of the conference call will be available through Tuesday, August 11, 2015, by dialing (719) 457-0820 and entering the confirmation number, 9100966.

The live broadcast of ZAIS Financial's quarterly conference call will also be available online at the Company's website, www.zaisfinancial.com on Wednesday, August 5, 2015, beginning at 10:00 a.m. Eastern time. The online replay will follow shortly after the call and will be available for approximately one year.

SECOND QUARTER INVESTOR PRESENTATION

The Company's Second Quarter Investor Presentation – June 30, 2015, is available on the Company's website at www.zaisfinancial.com. To access the presentation, select the Q2 2015 Earnings Presentation link on the "Investor Relations" page on the Company's website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles ("GAAP"), this press release includes Core Earnings which is a non-GAAP financial measure. The Company defines Core Earnings as net interest income, plus non-interest income from its mortgage banking platform (excluding the change in fair value of MSRs resulting from changes in valuation inputs or assumptions used in the valuation model), less total operating expenses (excluding depreciation and amortization, changes in contingent consideration, amortization of deferred premiums, production and profitability earn-outs and certain non-recurring adjustments), plus/(less) the income tax benefit/(expense) related to the Company's TRS entities. The Company's mortgage banking platform is primarily comprised of income related to originating, selling, and servicing mortgage loans.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with GAAP to Core Earnings:

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income – U.S. GAAP	$ 6,709,516	$ 25,872,135	$ 7,126,762	$ 28,354,994

Recurring adjustments for non-core earnings:

Change in unrealized gain or loss on mortgage loans held for investment	(1,246,996)	(21,960,921)	(47,241)	(22,650,525)
Change in unrealized gain or loss on real estate securities	1,965,302	(1,548,195)	2,143,073	(4,284,253)
Change in unrealized gain or loss on other investment securities	(8,207)	(905,862)	(144,527)	(1,276,626)
Change in unrealized gain or loss on real estate owned	93,212	-	(8,568)	-
Realized gain on mortgage loans held for investment	(472,740)	(176,667)	(616,851)	(407,404)
Realized gain on real estate securities	(75,659)	-	(75,659)	(73,619)
Realized loss on other investment securities	39,360	-	39,360	-
Realized loss on real estate owned	24,589	-	3,912	-
(Gain) / loss on derivative instruments related to investment portfolio	(1,401,457)	1,902,949	(494,367)	5,011,630
Change in fair value of MSRs resulting from changes in valuation inputs or assumptions used in a valuation model, net of tax	(2,640,956)	-	(1,014,669)	-
Change in contingent consideration, net of tax	195,484	-	509,539	-
Amortization of deferred premiums, production and profitability earnouts, net of tax	96,971	-	258,592	-
Depreciation and amortization, net of tax	138,323	-	274,777	-
Core Earnings - non-U.S. GAAP	$ 3,416,742	$ 3,183,439	$ 7,954,133	$ 4,674,197

Core Earnings - per weighted average share outstanding - non-U.S. GAAP	$ 0.38	$ 0.36	$ 0.89	$ 0.53

Weighted average shares and OP Units outstanding	8,897,800	8,897,800	8,897,800	8,897,800

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(unaudited)
	(Expressed in United States Dollars)
Assets
Cash	$ 28,635,539	$ 33,791,013
Restricted cash	2,281,129	7,143,078
Mortgage loans held for investment, at fair value – $405,438,355 and $415,814,067 pledged as collateral, respectively	406,139,379	415,959,838
Mortgage loans held for sale, at fair value – $103,080,539 and $97,690,960 pledged as collateral	104,785,025	97,690,960
Mortgage loans held for investment, at cost	925,109	1,338,935
Real estate securities, at fair value – $117,472,624 and $135,779,193 pledged as collateral, respectively	131,389,756	148,585,733
Other investment securities, at fair value – $0 and $2,040,532 pledged as collateral, respectively	12,368,030	2,040,532
Loans eligible for repurchase from Ginnie Mae	23,435,492	21,710,284
Mortgage servicing rights, at fair value	42,692,180	33,378,978
Derivative assets, at fair value	2,505,107	2,485,100
Other assets	8,030,469	6,092,863
Goodwill	14,183,537	16,512,680
Intangible Assets	5,274,440	5,668,611
Total assets	$ 782,645,192	$ 792,398,605
Liabilities
Warehouse lines of credit	$ 96,092,944	$ 89,417,564
Loan repurchase facilities	296,150,716	300,092,293
Securities repurchase agreements	86,192,540	103,014,105
Exchangeable Senior Notes	55,978,929	55,474,741
Contingent consideration	12,279,645	11,430,413
Derivative liabilities, at fair value	1,172,251	2,585,184
Dividends and distributions payable	3,559,120	3,559,120
Accounts payable and other liabilities	14,341,221	11,731,089
Liability for loans eligible for repurchase from Ginnie Mae	23,435,492	21,710,284
Total liabilities	589,202,858	599,014,793
Commitments and Contingencies

Equity
12.5% Series A cumulative non-voting preferred stock, $0.0001 par value;
50,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 7,970,886 shares issued and outstanding	798	798
Additional paid-in capital	164,207,617	164,207,617
Retained earnings	9,080,830	9,029,947
Total stockholders' equity, ZAIS Financial Corp	173,289,245	173,238,362
Non-controlling interests	20,153,089	20,145,450
Total equity	193,442,334	193,383,812
Total liabilities and equity	$ 782,645,192	$ 792,398,605

ZAIS Financial Corp. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Expressed in United States Dollars)
Interest income
Mortgage loans held for investment	$ 6,423,504	$ 6,819,954	$ 13,049,493	$ 12,469,507
Mortgage loans held for sale	793,224	—	1,401,456	—
Real estate securities	2,280,782	3,832,576	4,701,415	7,573,191
Other investment securities	63,838	178,690	96,381	281,555
Total interest income	9,561,348	10,831,220	19,248,745	20,324,253
Interest expense
Warehouse lines of credit	518,932	—	1,072,291	—
Loan repurchase facilities	2,371,281	2,260,080	4,724,217	4,090,987
Securities repurchase agreements	394,542	737,290	797,051	1,397,692
Exchangeable Senior Notes	1,442,994	1,419,015	2,879,667	2,831,658
Total interest expense	4,727,749	4,416,385	9,473,226	8,320,337
Net interest income	4,833,599	6,414,835	9,775,519	12,003,916
Non-interest income
Mortgage banking activities, net	12,102,993	—	23,255,382	—
Loan servicing fee income, net of direct costs	1,667,635	—	3,304,734	—
Change in fair value of mortgage servicing rights	3,647,722	—	222,808	—
Other income	12,201	—	24,057	—
Total non-interest income	17,430,551	—	26,806,981	—
Other gains/(losses)
Change in unrealized gain or loss on mortgage loans held for investment,	1,246,996	21,960,921	47,241	22,650,525
Change in unrealized gain or loss on real estate securities	(1,965,302)	1,548,195	(2,143,073)	4,284,253
Change in unrealized gain or loss on other investment securities	8,207	905,862	144,527	1,276,626
Change in unrealized gain or loss on real estate owned	(93,212)	—	8,568	—
Realized gain on mortgage loans held for investment	472,740	176,667	616,851	407,404
Realized gain on real estate securities	75,659	—	75,659	73,619
Realized loss on other investment securities	(39,360)	—	(39,360)	—
Realized loss on real estate owned	(24,589)	—	(3,912)	—
Gain/(loss) on derivative instruments related to investment portfolio	1,401,457	(1,902,949)	494,367	(5,011,630)
Total other gains/(losses)	1,082,596	22,688,696	(799,132)	23,680,797
Expenses
Advisory fee – related party	717,488	710,563	1,428,288	1,413,318
Salaries, commissions and benefits	8,090,407	—	15,489,665	—
Operating expenses	3,953,156	1,462,651	6,872,804	3,694,517
Other expenses	976,263	1,058,182	2,111,462	2,221,884
Total expenses	13,737,314	3,231,396	25,902,219	7,329,719
Net income before income tax expense	9,609,432	25,872,135	9,881,149	28,354,994
Income tax expense	2,899,916	—	2,754,387	—
Net income	6,709,516	25,872,135	7,126,762	28,354,994
Net income allocated to non-controlling interests	655,705	2,698,204	699,171	2,956,858
Net income attributable to ZAIS Financial Corp. common stockholders	$ 6,053,811	$ 23,173,931	$ 6,427,591	$ 25,398,136
Net income per share applicable to common stockholders:
Basic	$ 0.76	$ 2.91	$ 0.81	$ 3.19
Diluted	$ 0.65	$ 2.47	$ 0.79	$ 2.79
Weighted average number of shares of common stock:
Basic	7,970,886	7,970,886	7,970,886	7,970,886
Diluted	10,677,360	10,677,360	10,677,360	10,677,360

The following table sets forth certain information regarding the Company's mortgage loans held for investment at June 30, 2015 which showed evidence of credit deterioration at the time of purchase:

	Unpaid Principal Balance	Premium	Amortized Cost	Gross Unrealized(1)			Weighted Average
		(Discount)		Gains	Losses	Fair Value	Coupon	Yield(2)
Mortgage Loans Held for Investment
Performing
Fixed	$ 252,675,537	$ (48,603,149)	$ 204,072,388	$ 27,672,349	$ (1,431,211)	$ 230,313,526	4.62%	7.46%
ARM	158,268,741	(19,295,683)	138,973,058	9,375,159	(1,536,969)	146,811,248	3.55	7.14
Total performing	410,944,278	(67,898,832)	343,045,446	37,047,508	(2,968,180)	377,124,774	4.21	7.33
Non-performing(3)	34,890,025	(5,551,256)	29,338,769	697,611	(4,601,741)	25,434,639	5.05	7.23
Total Mortgage Loans Held for Investment	$ 445,834,303	$ (73,450,088)	$ 372,384,215	$ 37,745,119	$ (7,569,921)	$ 402,559,413	4.27%	7.32%
___________________

(1) The Company has elected the fair value option pursuant to ASC 825 for these mortgage loans held for investment. The Company recorded a gain of $1.3 million and $22.0 million for the three months ended June 30, 2015 and June 30, 2014, respectively, and a gain of $0.2 million and $22.7 million for the six months ended June 30, 2015 and June 30, 2014, respectively, as change in unrealized gain or loss on mortgage loans held for investment in the consolidated statements of operations.

(2) Unleveraged yield.
(3) Loans that are delinquent for 60 days or more are considered non-performing.

The following table sets forth certain information regarding the Company's mortgage loans held for investment at June 30, 2015 which were newly originated at the time of purchase and sourced through its loan purchase program:

	Unpaid Principal Balance		Amortized Cost	Gross Unrealized(1)			Weighted Average
		Premium		Gains	Losses	Fair Value	Coupon	Yield(2)
Performing
Fixed	$ 3,586,618	$ 62,888	$ 3,649,506	$ —	$ (69,540)	$ 3,579,966	4.88%	4.73%
Total Mortgage Loans Held for Investment	$ 3,586,618	$ 62,888	$ 3,649,506	$ —	$ (69,540)	$ 3,579,966	4.88%	4.73%
__________________

(1) The Company has elected the fair value option pursuant to ASC 825 for these mortgage loans held for investment. The Company recorded a loss of $0.1 million for the three and six months ended June 30, 2015 as change in unrealized gain or loss on mortgage loans held for investment in the consolidated statements of operations. The Company did not hold any mortgage loans held for investment which were newly originated at the time of purchase during the three and six months ended June 30, 2014.

(2) Unleveraged yield.

The following table sets forth certain information regarding the Company's RMBS and other investment securities at June 30, 2015:

				Gross Unrealized(1)			Weighted Average
	Principal or Notional	Premium (Discount)	Amortized Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Real estate securities
Non-Agency RMBS Alternative – A(3)	$ 93,275,721	$ (46,808,702)	$ 46,467,019	$ 1,590,422	$ (933,163)	$ 47,124,278	2.44%	7.11%
Pay option adjustable rate	55,314,958	(10,158,317)	45,156,641	39,361	(1,987,380)	43,208,622	0.96	5.82
Prime	40,959,740	(5,322,009)	35,637,731	965,373	(269,201)	36,333,903	3.62	6.43
Subprime	7,910,015	(3,307,238)	4,602,777	122,137	(1,961)	4,722,953	0.96	7.35
Total RMBS	$ 197,460,434	$ (65,596,266)	$ 131,864,168	$ 2,717,293	$ (3,191,705)	$ 131,389,756	2.21%	6.49%
Other Investment Securities	$ 12,732,000	$ (282,273)	$ 12,449,727	$ 33,955	$ (115,652)	$ 12,368,030	4.29%	6.88%

(1) The Company has elected the fair value option pursuant to ASC 825 for its real estate securities and Other Investment Securities. The Company recorded a loss of $2.0 million and a gain of $1.5 million for the three months ended June 30, 2015 and June 30, 2014, respectively, and a loss of $2.1 and a gain of $4.3 million for the six months ended June 30, 2015 and June 30, 2014, respectively, as change in unrealized gain or loss on real estate securities in the consolidated statements of operations. The Company also recorded a gain of $8,207 and $0.9 million for the three months ended June 30, 2015 and June 2014, respectively, and a gain of $0.1 million and $1.3 million for the six months ended June 30, 2015 and June 30, 2014, respectively, as change in unrealized gain or loss on other investment securities in the consolidated statements of operations.

(2) Unleveraged yield.
(3) Alternative – A RMBS includes an interest-only strip with a notional balance of $39.3 million.

The following table sets forth activity regarding the Company's MSR portfolio at June 30, 2015:

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Additions due to loans sold, servicing retained	$ 5,680,494	$ 9,090,394
Fair value adjustment:(1)
Changes in valuation inputs or assumptions used in valuation model(2)	4,401,593	1,691,115
Other changes(3)	(753,871)	(1,468,307)
Total changes in MSR	$ 9,328,216	$ 9,313,202

(1) Included in change in fair value of MSRs in the Company's consolidated statements of operations.
(2) Primarily reflects changes in prepayment assumptions due to changes in interest rates.
(3) Represents decrease in value due to passage of time, including the impact from both regularly scheduled loan principal payments and loans that were paid off or paid down during the period.

The Company's MSR portfolio at June 30, 2015 is summarized as follows:

	June 30, 2015
	Unpaid Principal Balance	Fair Value
Fannie Mae	$ 1,792,474,984	$ 20,204,653
Ginnie Mae	1,287,026,311	16,240,299
Freddie Mac	528,502,222	6,247,228
Total	$ 3,608,003,517	$ 42,692,180

The following table presents information about the Company's interest rate swap agreements as of June 30, 2015:

Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate	Weighted Average Years to Maturity
2023	$ 17,200,000	2.72%	0.28%	8.1
Total/Weighted average	$ 17,200,000	2.72%	0.28%	8.1

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust ("REIT") which originates, acquires, finances, services and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, changes in future loan production; the Company's ability to retain key managers of GMFS; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC"), and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT: Marilynn Meek, Financial Relations Board, 212-827-3773